Exhibit 3.1

CERTIFICATE OF FORMATION

OF

WEST MERGER SUB II, LLC

October 27, 2016

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act, as amended from time to time:

1.            The name of the limited liability company is West Merger Sub II, LLC.

2.            The address of the registered office of West Merger Sub II, LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate of formation as of the date first written above.

By	/s/ Alidad A. Damooei
	Name:	Alidad A. Damooei
	Title:	Authorized Person

[Signature Page to Certificate of Formation of West Merger Sub II, LLC]

CERTIFICATE OF MERGER

OF

TIME WARNER INC.
 (a Delaware corporation)

WITH AND INTO

WEST MERGER SUB II, LLC
(a Delaware limited liability company)

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law (the “DGCL”) and Title 6, Section 18-209(c) of the Delaware Limited Liability Company Act (the “DLLC Act”), the undersigned limited liability company does hereby certify to the following information relating to the merger (the “Merger”) of Time Warner Inc. (“Time Warner”) with and into West Merger Sub II, LLC (the “Company”), with the Company continuing as the surviving entity:

FIRST:          The name, state of domicile and type of entity of each of the constituent entities (the “Constituent Entities”) are as follows:

Name	State of Domicile	Type of Entity
West Merger Sub II, LLC	Delaware	Limited Liability Company
Time Warner Inc.	Delaware	Corporation

SECOND:     An Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of October 22, 2016, among Time Warner, AT&T Inc., a Delaware corporation, West Merger Sub, Inc., a Delaware corporation, and the Company, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Sections 228 and 264 of the DGCL and Section 18-209 of the DLLC Act.

THIRD:          Following the Merger, the Company will continue as the surviving entity (the “Surviving Entity”) and the separate corporate existence of Time Warner will cease. The name of the Surviving Entity following the merger shall be changed to Time Warner LLC.

FOURTH:     The Certificate of Formation of the Company as in effect immediately prior to the effectiveness of this Certificate of Merger shall be the Certificate of Formation of the Surviving Entity, until thereafter duly amended as provided therein or by applicable law, except that (a) Article 1 of such Certificate of Formation shall be amended to read in its entirety as follows: “The name of the limited liability company is “Time Warner LLC” and (b) the words “West Merger Sub II, LLC” shall be replaced with the words “Time Warner LLC” in each other instance that they appear.

FIFTH:           The Merger shall become effective upon filing of this Certificate of Merger.

SIXTH:          An executed copy of the Merger Agreement is on file at the office of the Surviving Entity, the address of which is One Time Warner Center, New York, New York 10019-8016.

SEVENTH:    A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any stockholder or member of any Constituent Entity.

[Signature Page Follows]
2

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed by the undersigned authorized person on behalf of the Surviving Entity, as of this 14th day of June, 2018.

WEST MERGER SUB II, LLC

By	/s/ Stephen A. McGaw
	Name:	Stephen A. McGaw
	Title:	Authorized Person

[Certificate of Merger – Signature Page]